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                                                                     Exhibit 8.1

                                     Jurisdiction of      Beneficial          Name Under which Subsidiary
Name of Subsidiary                    Incorporation        Ownership               conduct Business
------------------               ----------------------   ----------   ----------------------------------------
Shanda Holdings Limited          British Virgin Islands      100%      Shanda Holdings Limited

Shengqu Information Technology   People's Republic of        100%      Shengqu Information Technology(Shanghai)
(Shanghai) Co., Ltd.             China                                 Co., Ltd.

Shanda Computer (Shanghai)       People's Republic of        100%      Shanda Computer (Shanghai) Co. Ltd.
Co., Ltd.                        China

Grandpro Technology Ltd.         British Virgin Islands      100%      Grandpro Technology Ltd.

Shanda Zona LLC.                 Delaware                    100%      Shanda Zona LLC.

Shanda Zona Limited              British Virgin Islands      100%      Shanda Zona Limited

Actoz Soft Co. Ltd.              Korea                      38.1%      Actoz Sooft Co. Ltd.

Sina Corporation                 Cayman Islands             18.4%      Sina Corporation

Grandpro Technology (Shanghai)   People's Republic of        100%      Grandpro Technology (Shanghai) Co., Ltd.
Co., Ltd.                        Chinas